Exhibit 32.1

Statement of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer

and Chief Risk and Administrative Officer

under Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. § 1350)

We, Paul H. Stebbins, the Chairman and Chief Executive Officer of World Fuel Services Corporation (the “Company”), Michael J. Kasbar, the President and Chief Operating Officer of the Company, Ira M. Birns, Executive Vice-President and Chief Financial Officer of the Company and Francis X. Shea, Executive Vice-President and Chief Risk and Administrative Officer of the Company, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of our knowledge,

(i)	the Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2007

/s/ Paul H. Stebbins
Paul H. Stebbins
Chairman and Chief Executive Officer

/s/ Ira M. Birns
Ira M. Birns
Executive Vice-President and Chief Financial Officer

/s/ Michael J. Kasbar
Michael J. Kasbar
President and Chief Operating Officer

/s/ Francis X. Shea
Francis X. Shea
Executive Vice-President and Chief Risk and Administrative Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED

BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND

WILL BE RETAINED BY THE COMPANY AND FURNISHED TO

THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.